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EXHIBIT 5.1

ATTORNEYS AT LAW	Broomfield, CO 720 566-4000
Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Main 650 843-5000 Fax 650 849-7400	Reston, VA 703 456-8000 San Diego, CA 858 550-6000 San Francisco, CA 415 693-2000
www.cooley.com
ROBERT J. BRIGHAM (650) 843-5053 rbrigham@cooley.com

November 30, 2004

Omnicell, Inc.
1201 Charleston Road
Mountain View, CA 94043

Ladies and Gentlemen:

        We have acted as counsel to Omnicell, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). The Company has provided us with a prospectus (the "Prospectus"), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, including the Prospectus, as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

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  shares of common stock, par value $0.001 per share, of the Company (the "Common Stock");

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  shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock");

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  senior debt securities, in one or more series (the "Senior Debt Securities" and, together with the Subordinated Debt Securities (as defined below), the "Debt Securities"), which may be issued under the Indenture (the "Senior Indenture") to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), filed as Exhibit 4.5 to the Registration Statement;

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  subordinated debt securities, in one or more series (the "Subordinated Debt Securities"), which may be issued under the Indenture (the "Subordinated Indenture") to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company and the Trustee, filed as Exhibit 4.6 to the Registration Statement; and

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  warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants"), which may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the "Warrant Agreement"), between the Company and a bank or trust company as warrant agent (the "Warrant Agent"), filed as Exhibits 4.9, 4.10 and 4.11 to the Registration Statement.

        The Common Stock, the Preferred Stock, the Subordinated Debt Securities, the Senior Debt Securities and the Warrants are collectively referred to herein as the "Securities." The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $100 million.

        In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

        In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of such shares of Common Stock (or Preferred stock or Debt Securities convertible into Common Stock) is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance and that the consideration for the issuance and sale of such shares of Preferred Stock (or Debt Securities convertible into Preferred Stock) is not less than the par value of the Preferred Stock.

        Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud, rule or regulation relating to securities, or to the sale or issuance thereof.

        On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

        1.     With respect to the Common Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of such Common Stock do not violate any applicable law, are in conformity with the Company's then operative certificate of incorporation (the "Certificate of Incorporation") and bylaws ("Bylaws"), do not result in a default under, or breach of, any agreement or instrument binding upon the Company and comply with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor of legal and sufficient consideration, then the shares of such Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Preferred Stock or convertible Debt Securities under the Senior Indenture or the Subordinated Indenture in accordance with their terms, or upon exercise of any Warrants under the Warrant Agreement in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

        2.     With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) a certificate of designation with respect to the Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware; (iii) the terms and issuance of such Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iv) the terms of the shares of such Preferred Stock and their issuance and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the certificates for such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of such Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Debt Securities under the Senior Indenture or the Subordinated Indenture in accordance with their terms, or upon exercise of any Warrants under the Warrant Agreement in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

        3.     With respect to any series of the Debt Securities issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Subordinated Indenture or the Senior Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of such Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Subordinated Indenture and Senior Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        4.     With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of such Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes to the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
COOLEY GODWARD LLP
By:	/s/ ROBERT J. BRIGHAM Robert J. Brigham

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  EXHIBIT 5.1